Exhibit 10.1
SANTA CRUZ COUNTY BANK
2014 OMNIBUS PLAN
Santa Cruz County Bank (“Company”) hereby adopts the 2014 Omnibus Plan (“Plan”) as set forth in this document. The Plan permits the grant of nonstatutory options, incentive stock options and restricted stock awards (individually or collectively referred to as an “Equity Award”).
1.    Purpose of the Plan.
The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Directors and Employees of the Company and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. In addition, Restricted Stock Awards may be granted under the Plan to Directors and Employees. The Options and Restricted Stock Awards offered pursuant to the Plan are a matter of separate inducement and are not in lieu of salary or other compensation.
2.    Definitions.
As used herein, the following definitions shall apply:
(a)    “Administrator” means the Board or any of its Committees, as appropriate, appointed pursuant to Section 4 of the Plan.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Code” means the Internal Revenue Code.
(d)    “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.
(e)    “Common Stock” means the voting common stock, no par value, of the Company.
(f)    “Company” means Santa Cruz County Bank, a California banking corporation.
(g)    “Continuous Status as a Director or Employee” means that the directorship, or employment with the Company is not interrupted or terminated. Continuous Status as a Director, or Employee shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or transfers to any subsidiary of the Company, or between a subsidiary and the Company or any successor. A leave of absence shall include sick leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including policies of the Company. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the day which is three months after the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
(h)    “Director” means a member of the Board of Directors of the Company.
(i)    “Employee” means any person, including an Officer or Director, employed by the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment.”
(j)    “Equity Award” shall mean a grant under this Plan of a Nonstatutory Stock Option, Incentive Stock Option and/or Restricted Stock Award.
(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination and reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with a methodology that is compliant under Section 409A of the Code and regulations promulgated thereunder.
(m)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(n)    “Nonstatutory Stock Option” means an option not intended to qualify as an Incentive Stock Option.

(o)    “Notice of Grant” means the notice of stock option grant to be given to each of the Optionees.
(p)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(q)    “Option” means a stock option granted pursuant to the Plan.
(r)    “Optionee” means a Director or Employee who receives an Option.
(s)    “Plan” means the Santa Cruz County Bank 2014 Omnibus Plan.
(t)    “Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.
(u)    “Period of Restriction” means the period during which the transfer of shares of restricted stock pursuant to a Restricted Stock Award is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Administrator, at its discretion), and the shares underlying the Restricted Stock Award are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Section 12 hereof.
(v)    “Restricted Stock Award” means a grant of restricted shares of Common Stock to an eligible Director or Employee pursuant to Section 12 hereof.
(w)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(x)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(y)    “Share” means each of the shares of Common Stock subject to an Option or Restricted Stock Award, as adjusted in accordance with Section 14 below.
3.    Stock Subject to the Plan.
(a)    Subject to the provisions of Section 14 of the Plan, the maximum number of shares of Common Stock that may be issued under this Plan is 427,246 unless amended by the Board or the shareholders of the Company. The Shares may be authorized but unissued, or reacquired Common Stock.
(b)    Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Equity Awards granted under this Plan during any fiscal year to any one eligible awardee shall not exceed 50,000 and as to all eligible awardees shall not exceed 427,246 Shares. For purposes of the foregoing limitation, if an Equity Award is for a term longer that is longer than one calendar year, then the grant of Shares shall be considered to have been made on a pro rata basis in the calendar years during such period. For example, if an Equity Award has a term of five years, then the maximum number of Shares to which such Equity Award is subject is 250,000 Shares.
In addition, subject to the provisions of Section 14 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 427,246 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14 of the Plan only to the extent that such adjustment will not affect the status of any Equity Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
In the event that any outstanding Equity Award granted under this Plan, including options surrendered pursuant to an option exchange, for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Equity Award shall become available for the purposes of this Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan upon exercise of an Option or Restricted Stock Award shall not be returned to the Plan and shall not become available for future distribution under the Plan.
4.    Administration of the Plan.
(a)    Initial Plan Procedure. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee appointed by the Board.
(b)    Plan Procedure Under the Exchange Act. After the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered as follows:
(i)    Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates .
(ii)    Administration With Respect to Directors and Officers. With respect to grants of Options to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with any applicable laws, including the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with any applicable laws, including the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by any applicable laws, including the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.
(iii)    Administration With Respect to Other Employees. With respect to grants of Options to Employees who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock option plans, if any, of United States securities laws, of California corporate and securities laws, of the Code, and of any applicable stock exchange. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the applicable laws.
(iv)    Compliance with Section 162(m) of the Code. If, at any time, awards made under the Plan shall be subject to Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of “outside directors” (within the meaning of Treas. Reg. §1.162-27(e)(3)) or such other persons as may be permitted from time to time under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.
(c)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority in its discretion:
(i)    to determine the Fair Market Value of the Common Stock in accordance with Section 2(m) of the Plan;
(ii)    to select the Directors and Employees to whom Options may from time to time be granted hereunder;
(iii)    to determine whether and to what extent Equity Awards are granted hereunder and the vesting conditions of any Equity Award granted;
(iv)    to determine the number of Shares to be covered by each such Equity Award granted hereunder;
(v)    to approve forms of agreement for use under the Plan;
(vi)    to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and
(vii)    to select the Directors and Employees to whom Restricted Stock Awards may from time to time be granted hereunder.

(d)    Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all participants receiving an Equity Award and their successors.
(e)    Records and Actions. The Administrator shall maintain a written record of its proceedings. A majority of the body constituting the Administrator shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Administrator.
(f)    Compliance with the Interagency Guidance on Sound Incentive Compensation Policies. The Administrator in making any equity based award in this Plan shall comply with the Interagency Guidance on Sound Incentive Compensation Policies to ensure that any such award which may be deemed to be incentive compensation ( i.e. any award based on the achievement of one or more metrics) does not encourage imprudent risk taking. A stock option that vests based on the lapse of time is not covered by such guidance.
In determining a grant of any Equity Award under this Plan that is deemed to be incentive compensation, the Administrator shall consider incentives that appropriately balance risk and rewards, be compatible with effective controls and risk-management, and be supported by strong corporate governance, including active and effective oversight by the Administrator and the Company’s Board.
5.    Eligibility.
(a)    Nonstatutory Stock Options may be granted to Directors and Employees. Incentive Stock Options may be granted only to Employees. A Director or Employee who has been granted an Option may, if otherwise eligible, be granted additional Options.
(b)    Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(c)    Restricted Stock Awards may be granted to Directors and Employees. A Director or an Employee who has been granted a Restricted Stock Award may, if otherwise eligible, be granted an additional Restricted Stock Award. A Restricted Stock Award to an eligible awardee may be granted independent of any other Equity Award(s).
(d)    Neither the Plan nor any Equity Award shall confer upon any recipient of an Equity Award any right with respect to continuation of his or her employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the

Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.
6.    Term of Plan.
The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company, as described in Section 23 of the Plan. It shall continue in effect until February 19, 2024 unless sooner terminated under Section 17 of the Plan.
7.    Term of Option.
The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
8.    Option Exercise Price and Consideration.
(a)    The per share exercise price for the Shares to be issued upon exercise of any Option shall be such price as is determined by the Administrator, but shall be subject to the following:
(i)    In the case of an Incentive Stock Option
(A)    granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the date of grant.
(B)    granted to any other Employee, the per Share exercise price shall be no less than 100 percent of the Fair Market Value per Share on the date of grant.
(ii)    In the case of a Nonstatutory Stock Option
(A)    granted to a person who, at the time of grant of such Option, owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the date of the grant.
(B)    granted to any other person, the per Share exercise price shall be no less than 100 percent of the Fair Market Value per Share on the date of grant.
(b)    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Unless, otherwise as determined by the Administrator and expressly provided in the Option agreement, options may be exercised by payment of the exercise price, either (i) by check, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iii) in shares of Common Stock owned by the optionee having a Fair Market Value at the date of exercise equal to such purchase price and Withholding Taxes, provided that payment in shares of Common Stock will not be permitted unless at least 10 shares of Common Stock are required and delivered for such purpose and such shares have been held for at least six months by the optionee, (iv) in options of the Optionee that are fully vested and exercisable to acquire a number of shares of Common Stock having a Fair Market Value at the date of exercise equal to such purchase price (“net settled option exercise method”) with any fractional shares to be settled in cash, (v) any combination of the foregoing, or (vi) by any other method that the Administrator approves.  At its discretion, the Administrator may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence.  If the optionee chooses the net settled option exercise method, the optionee’s options vested shall decrease by the total number of options that are exercised.  For example, assume an option of 100 shares is granted with an exercise price of $10 a share and is totally exercised when the fair market value of the stock is $25 a share; in this case, 40 shares of the 100 shares would be retained by the Company as payment of the $1,000 exercise price for the option (100 shares times $10 per share exercise price) with the option holder receiving 60 shares directly from the Company in settlement of this option exercise and have no options outstanding to exercise (note the Withholding Taxes would be withheld separately from payroll deduction).
If otherwise permissible under Regulation T, with respect to an Optionee electing to pay the exercise price through a special sale and remittance procedure under which the Optionee shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of a portion of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased Shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and/or sale. The Optionee must also provide such irrevocable written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to effect the sale transaction.
In making its determination as to the type of consideration to accept in the exercise of an Option using Company stock owned by the Optionee, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and whether such method of exercise is appropriate if a black out period for insider trading is in effect with respect to the Company.
9.    Exercise of Option.
(a)    Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as permissible under the terms of the Plan, but in no case at a rate of less than 20 percent per year over five years from the date the Option is granted. The right to exercise an Option may be conditioned on specific performance criteria with respect to the Company and/or the Optionee. An Option may not be exercised for a fraction of a Share.
An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote, receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 hereof.
Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(b)    Termination of Employment or Consulting Relationship. Except as otherwise provided in subsections (c) and (d) below, in the event of termination of an Optionee’s Continuous Status as a Director or Employee (but not in the event of an Optionee’s change of status from Employee to Director (in which case an Employee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option three months and one day following such change of status) or from Director to Employee), such Optionee may, but only within ninety days after the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.
(c)    Disability of Optionee. In the event of termination of an Optionee’s Continuous Status as a Director or Employee as a result of his or her disability, the Optionee may, but only within 12 months from the date of such termination (and in no event later than the expiration date of the termination of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. However, in the event of termination of an Optionee’s Continuous Status as a Director or Employee as a result of his or her “permanent disability” as such term is defined in Section 22(e)(3) of the Code, the Optionee shall be entitled, but only within 12 months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), to exercise all Options such Director or Employee would have been entitled to exercise had such Director or Employee remained employed for one year from the date of such termination. If such disability is not a “permanent disability,” in the case of an Incentive Stock Option such

Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such termination. If the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(d)    Death of Optionee. In the event of the death of an Optionee, the Optionee’s estate or any person who acquired the right to exercise the Option by bequest or inheritance shall be entitled, but only within 12 months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), to exercise all Options such Director or Employee would have been entitled to exercise had such Director or Employee remained employed for one year from the date of such termination. All remaining Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after the Optionee’s death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(e)    Rule 16b-3. Options granted to a person subject to Section 16(b) must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
10.    Non-Transferability of Options.
Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.
11.    Time of Granting Options.
The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Director or Employee to whom an Option is so granted within a reasonable time after the date of such grant.
12.    Restricted Stock Awards
(a)    Grant of Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Administrator at any time and from time to time, may grant a Restricted Stock Award to Directors and Employees in such amounts as the Administrator shall determine.
(b)    Restricted Stock Award Agreement. Each Restricted Stock Award grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of shares of restricted stock granted, and such other provisions as the Administrator shall determine.

(c)    Transferability. Except as provided in this Section 12, the shares of restricted stock granted pursuant to a Restricted Stock Award herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Restricted Stock Award Agreement. Unless otherwise specified in the Restricted Stock Award Agreement, until the end of the applicable Period of Restriction all rights with respect to the restricted stock granted pursuant to a Restricted Stock Award to a participant under the Plan shall be available during his or her lifetime only to such participant or such participant’s legal representative.
(d)    Other Restrictions. The Administrator shall impose such other conditions and/or restrictions on any shares of restricted stock granted pursuant to a Restricted Stock Award under the Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of specific performance goals and compliance with the Interagency Guidance on Sound Incentive Compensation Policies, time-based restrictions on vesting following the attainment of the performance goals, restrictions under applicable federal or state securities laws, and/or restrictions to ensure the Equity Award complies with the Performance-Based Exception.
Unless the Board shall determine otherwise, the Administrator shall grant and administer all Restricted Stock Awards with the intent of meeting the criteria of Section 162(m) of the Code for performance-based compensation. To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Administrator shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Administrator’s meetings. The maximum value of Restricted Stock Awards that may be granted to any Director or Employee in a calendar year shall not exceed $500,000) (measured by the difference between the amount the participant must pay for the shares of restricted stock (if any) and the Fair Market Value of the shares of restricted stock on the date of the grant of the Restricted Stock Award). The performance goals that the Administrator shall use for purposes of complying with Section 162(m) of the Code are set forth in Section 13.
To the extent deemed appropriate by the Administrator, the Company may retain the certificates representing shares of restricted stock granted in the Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
Subject to restrictions on transfer imposed under applicable securities laws and except as otherwise provided in the Restricted Stock Award Agreement, shares of restricted stock covered by each Restricted Stock Award grant made under the Plan shall become freely transferable by the grantee after the last day of the applicable Period of Restriction.
(e)    Voting Rights. If the Administrator so determines, grantees holding Shares of restricted stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares of restricted stock during the Period of Restriction.
(f)    Dividends and Other Distributions. During the Period of Restriction, grantees holding Shares of restricted stock granted hereunder may, if the Administrator so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Administrator may apply any restrictions to the dividends that the Administrator deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of restricted stock granted pursuant to a Restricted Stock Award to an Employee is designed to comply with the requirements of the Performance-Based Exception, the Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such shares of restricted stock, such that the dividends and/or the shares of restricted stock maintain eligibility for the Performance-Based Exception.
(g)    Vesting Event. Upon the occurrence of a Change in Control, the Restricted Stock Award shall become immediately vested, whether or not previously vested.
13.    Performance Measures
Unless and until the Administrator proposes to the Board for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section 13, the attainment of which may determine the degree of payout and/or vesting with respect to Equity Awards to current or future Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:
(a)Net income (before or after taxes);
(b)Earnings per share;
(c)Cash Flow;
(d)Share price (including, but not limited to, growth measures and total shareholder return);
(e)Net interest income;
(f)Net interest margin;
(g)Non-interest income;
(h)Efficiency ratio;

(i)Federal banking regulator’s safety and soundness ratings; and
(j)Any of the above measures compared to peer or other companies.
Performance measures may be set either at the Company level or branch level.
Equity Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward to benefit the participant. However, the Administrator shall retain the discretion to adjust such Equity Awards downward. The Administrator, in its sole discretion, may make adjustments in the terms and conditions of, and the criteria included in, Equity Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 14 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Administrator determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Equity Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.
14.    Adjustments Upon Changes in Capitalization or Change in Control.
(a)    Effect of Outstanding Equity Awards. The existence of outstanding Equity Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Administrator, (i) the issuance by the Company of Common Stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations to the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than shares of Common Stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to stock options or other Equity Awards theretofore granted or the purchase price per share, unless the Administrator shall determine, in its sole discretion, that an adjustment is necessary or appropriate.
(b)    Adjustments. If the outstanding Common Stock or other securities of the Company, or both, for which an Equity Award is then exercisable or as to which an Equity Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization, corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend) or any similar event affecting the Common Stock or other securities of the Company, the Administrator shall appropriately and equitably adjust the number and kind of shares or other securities which are subject to this Plan or subject to any Equity Awards theretofore granted, and the exercise or settlement prices of such Equity Awards, so as to maintain the proportionate number of shares of Common Stock or other securities without changing the aggregate exercise or settlement price.
(c)    Fractional Shares. No right to purchase fractional shares shall result from any adjustment in stock options pursuant to this Section 14. In case of any such adjustment, the shares subject to the stock option shall be rounded down to the nearest whole share.
(d)    Assumption of Equity Awards. Any other provision hereof to the contrary notwithstanding (except for Section 14(a)), in the event the Company is a party to a merger or other reorganization, outstanding Equity Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Equity Awards by the surviving corporation or its parent, for their continuation by the Company (if it is the surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.
(e)    Change in Control.
(i)Unless the Administrator shall otherwise expressly provide in the agreement relating to an Equity Award, in the event of a Change in Control of the Company (as defined below):
(1)    all outstanding options shall become immediately fully vested and exercisable (to the extent not yet vested and exercisable as of the date of immediately prior to the Change in Control of the Company; and
(2)    the Period of Restriction applicable to all outstanding Equity Awards of restricted stock shall immediately expire and all restrictions imposed under such Equity Awards shall immediately lapse.
(ii)    For purposes of this Plan, a Change in Control shall be deemed to have occurred on the earliest of the following dates:
(1)    The date any person (as defined in Section 14(d)(3) of the Exchange Act) shall have become the direct or indirect beneficial owner of twenty percent (20%) or more of the then outstanding common shares of the Company;
(2)    The date the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;
(3)    The date the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(4)    The date there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period beginning after the effective date of the Plan, unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two (2) year period.
(f)    Compliance with Incentive Stock Option Provisions. Notwithstanding anything to the contrary herein, each adjustment made to an Incentive Stock Option pursuant to this Section 14 shall comply with the rules of Section 424(a) of the Code, and no adjustment shall be made that would cause any Incentive Stock Option to become a Nonstatutory Stock Option.
15.    Forfeiture of Equity Awards; Recapture of Benefits.
The Administrator may, in its discretion, provide in an agreement evidencing any Equity Award that, in the event that the participant engages, within a specified period after termination of employment or cessation of directorship , in certain activity specified by the Administrator that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), the participant will forfeit all rights under any Equity Awards that remain outstanding as of the time of such act and will return to the Company an amount of Shares with a Fair Market Value (determined as of the date such shares are returned) equal to the amount of any gain realized upon the exercise of or lapsing of restrictions on any Equity Award that occurred within a specified time period.
16.    Determination of Breach of Conditions.
The determination of the Administrator as to whether an event has occurred resulting in forfeiture or a termination of an Equity Award or any reduction of the Company’s obligations in accordance with the provisions of the Plan shall be conclusive.
17.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of an Equity Award under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASDAQ or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.
(b)    Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Equity Awards already granted, and such Equity Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the recipient of the Equity Award and the Administrator, which agreement must be in writing and signed by the recipient of the Equity Award and the Company.
18.    Unfunded Plan.
Insofar as it provides for Equity Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants who are granted Equity Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate or earmark any cash or other property which may at any time be represented by Equity Awards, nor shall this Plan be construed as providing for such segregation or earmarking, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.
19.    Conditions Upon Issuance of Shares.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or NASDAQ on which the Company’s securities may then be listed or quoted.
Upon the grant of an Equity Award under this Plan, or upon the exercise of any Option granted under this Plan or vesting of any Restricted Stock Award, the Company may require a recipient of such Equity Award to sign an agreement to the effect that such Equity Award and related Shares will be acquired by the participant for his or her own account for investment and not with a view to, or for sale in connection with, any distribution of the Equity Award or Shares. The certificates representing the Shares purchased under any Equity Award granted under this Plan may contain such legends as counsel for the Company shall deem necessary to comply with any applicable securities law, rule, or regulation.
All Equity Awards granted under the Plan are subject to the requirement that if at any time the Administrator shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange, NASDAQ or under any applicable law, or the consent or approval of any governmental regulatory body, or if, in the opinion of counsel to the Company, compliance with any state or federal securities laws is necessary or desirable as a condition of or in connection with the issuance of Shares under the Equity Award, the participant’s right to exercise any and all Options or receive any Shares in connection with the vesting of any Restricted Stock Award shall be suspended unless such listing, qualification, consent, approval, or compliance shall have been effected or obtained free of any condition not acceptable to the Administrator.

20.    Exercise or Forfeiture at Direction of FDIC.
Options granted pursuant to the Plan shall be subject to the right of the Company to require that unexercised options be either immediately exercised (at the option of the Optionee) or forfeited in the event the Federal Deposit Insurance Corporation directs the Company to require immediate exercise or forfeiture as a result of the Company’s capital failing to meet minimum regulatory capital requirements.
21.    Reservation of Shares.
During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Company counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
22.    Agreements.
Options and Restricted Stock Awards shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.
23.    Shareholder Approval.
Continuance of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Shares are listed. Continuance of the Plan shall also be subject to post adoption approval by shareholders of the Company in conformity with Section 162(m) of the Code, as applicable.
24.    Information to Participants in the Plan.
The Company shall provide to each participant of an Equity Award and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such participant or purchaser has one or more Equity Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.
25.    Application of Section 409A of the Code
It is the intention of the Company that the Equity Awards either be exempt from, or otherwise comply with, Section 409A and related regulations. This Plan and each Agreement shall at all times be administered consistent with the requirements of Section 409A and related regulations. Similarly, the provisions of the Plan and each Agreement shall be interpreted consistent with the requirements of Section 409A and related regulations.
If any part of an Equity Award is subject to Section 409A, and the Company or Participant reasonably believes, at any time, that such Equity Award does not comply with Section 409A, then such party will promptly advise the other party and each of the parties will negotiate reasonably and in good faith to amend the terms of the Equity Award to comply with Section 409A and related regulations (with the most limited possible economic effect on the Company and the Participant).
Date approved by the Board of Directors: May 22, 2014
Date approved by the shareholders: May 22, 2014